UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2008

Carolina Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

528 College Road, Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 288-1898

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 9, 2008, Carolina Bank Holdings, Inc. (the “Registrant”) announced that it had filed a registration statement on Form S-1 with the United States Securities and Exchange Commission related to a public offering of 2,000,000 shares of common stock. Robert W. Baird & Co. Incorporated will serve as underwriter of the offering and will be granted a thirty-day option to purchase up to an additional 300,000 shares of common stock to cover over-allotments, if any.

A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Registrant’s common stock is currently listed for quotation on the NASDAQ Capital Market under the symbol “CLBH.” On June 10, 2008, the Registrant filed an application to have its common stock listed for quotation on the NASDAQ Global Market under the same trading symbol.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated June 9, 2008, regarding the filing of a registrant statement for the sale of common stock

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolina Bank Holdings, Inc.
(Registrant)

Date June 12, 2008

/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated June 9, 2008, regarding the filing of a registrant statement for the sale of common stock